Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-286491

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 21, 2025)

Up to $75,000,000

Common Stock

We have previously entered into a Controlled Equity OfferingSM Sales Agreement (the “sales agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “sales agent”), dated March 27, 2026, relating to the sale of shares of our common stock, $0.0001 par value per share (“common stock”). We previously filed a prospectus supplement on March 27, 2026, relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $14,200,000 from time to time through or to Cantor, acting as our sales agent or principal (the “prior prospectus supplement”). As of the date of this prospectus supplement, we have sold an aggregate amount of $14,200,000 of shares of our common stock under the prior prospectus supplement pursuant to the sales agreement. Accordingly, the offering pursuant to the prior prospectus supplement has been terminated and we will not make any further offer or sale of shares of our common stock pursuant to the prior prospectus supplement.

We are filing this prospectus supplement, in accordance with the sales agreement, relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time through or to Cantor, acting as our sales agent or principal.

Our prior prospectus supplement indicated that we were, at that time of filing the prior prospectus supplement, subject to General Instruction I.B.6 of Form S-3, which limited the amount that we were able to sell under the registration statement of which the prospectus supplement forms a part. We are no longer subject to the offering limitations imposed by General Instruction I.B.6. of Form S-3 as of the date of this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “QTTB.” On April 23, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.48 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the sales agreement, Cantor is not required to sell any specific number or dollar amount of securities, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the sales agreement at a commission rate of 3.0 % of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Cantor.

As of the date of this prospectus supplement, we are a “smaller reporting company” as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary-Implications of Being a Smaller Reporting Company” on page S-4 of this prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the header “Risk Factors” contained in this prospectus supplement beginning on page S-7 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is April 24, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated April 21, 2025, included in our registration statement on Form S-3, along with the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under the shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement or any accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement or any accompanying prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement or any accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or any accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement or any accompanying prospectus outside the United States. This prospectus supplement or any accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or any accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Q32 Bio,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Q32 Bio Inc. and, where appropriate, our subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of our common stock.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-7 and in the documents incorporated herein by reference.

Company Overview

We are a clinical stage biotechnology company focused on developing novel biologics to effectively and safely restore healthy immune balance in patients with alopecia areata (“AA”) and other autoimmune and inflammatory diseases driven by pathological immune dysfunction.

Bempikibart (ADX-914)

Bempikibart (ADX-914), our most advanced product candidate, is a fully human anti-interleukin-7 receptor alpha (“IL-7Rα”), antagonist monoclonal antibody designed to re-regulate adaptive immune function by potently blocking signaling mediated by interleukin-7 (“IL-7”), and thymic stromal lymphopoietin (“TSLP”). We have completed two Phase 2a clinical trials evaluating bempikibart, SIGNAL-AA Part A, for the treatment of AA, and SIGNAL-AD, for the treatment of atopic dermatitis (“AD”).

In December 2024, we announced topline results from both of these trials, as well as our intention to advance bempikibart for the treatment of AA. In April 2025, we announced dosing of the first patients in both the Part A open-label extension and Part B of the SIGNAL-AA Phase 2a clinical trial and in October 2025, we announced completion of enrollment in SIGNAL-AA Part B. Bempikibart is being evaluated for the treatment of AA in the ongoing Part B of the SIGNAL-AA Phase 2a clinical trial. Enrollment has been completed in the Part B portion of the clinical trial, with 33 patients enrolled, and dosing remains ongoing. We expect to report 36-week topline data from the SIGNAL-AA Part B trial in mid-2026.

ADX-097

In addition to bempikibart, our strategy has been focused on the advancement of our proprietary tissue-targeted complement inhibitor platform. ADX-097, a Phase 2 asset from this platform, is a humanized anti-C3d monoclonal antibody (“mAb”) fusion protein that completed Phase 1 clinical trials. However, in February 2025, we announced a corporate restructuring to focus on the advancement of bempikibart for the treatment of patients with AA. On November 28, 2025, we entered into an Asset Purchase Agreement with Akebia Therapeutics, Inc. (“Akebia”) pursuant to which we sold to Akebia substantially all of our assets related to the research, development, manufacture and commercialization of ADX-097 (the “ADX-097 Asset Sale”). Following the ADX-097 Asset Sale, Akebia is now responsible for the future development and commercialization of ADX-097.

ADX-096/Complement Inhibitor Platform

In addition to ADX-097, we developed a proprietary tissue-targeted complement platform, which is designed to inhibit complement activation in the tissue while minimizing systemic complement blockade, a key differentiator versus current complement therapeutics. Other assets developed from our proprietary platform include ADX-096, a C3d mAb - CR11-10 fusion protein with preclinical data supportive of its use in ophthalmologic indications as well as potential utility in a broad range of other indications, and C3d mAb fusions and nanobodies designed for tissue-targeted complement inhibition. We retain the rights to our wholly owned tissue-targeted complement inhibitor platform, including ADX-096 and other remaining early-stage assets, and are continuing to evaluate strategic options for these programs.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 10, 2017. On March 25, 2024, Kenobi Merger Sub, Inc. (the “Merger Sub”), a wholly-owned subsidiary of Homology Medicines, Inc. (“Homology”), completed its merger with and into Q32 Bio Operations Inc. (previously named Q32 Bio Inc. and referred to herein as Legacy Q32), with Legacy Q32 continuing as the surviving entity as a wholly-owned subsidiary of Homology (the “Merger”). Homology changed its name to Q32 Bio Inc., and Legacy Q32, which remains as a wholly-owned subsidiary of ours, changed its name to Q32 Bio Operations, Inc. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of November 16, 2023, by and among Homology, Legacy Q32, and Merger Sub. Effective March 26, 2024, our common stock began trading on Nasdaq under the trading symbol “QTTB.” Our principal executive office is located at 830 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (781) 999-0232. Our website address is https://www.q32bio.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information in or incorporated by reference into this prospectus supplement and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Common stock to be outstanding immediately after this offering:	Up to 28,425,752 shares, assuming sales of 11,574,074 shares of our common stock in this offering at an assumed offering price of $6.48 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 23, 2026. The actual number of shares of common stock issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution:	“At the market offering” that may be made from time to time on the Nasdaq Capital Market, or such other national securities exchange on which our common stock is then listed, through or to our sales agent, Cantor. See the section entitled “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds:	Our management will retain broad discretion regarding the allocation and use of any net proceeds. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, for working capital purposes including expenses related to research, clinical development and commercialization efforts including for supporting the advancement of bempikibart into future clinical trials for the treatment of alopecia areata. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. You should read the “Risk Factors” section of this prospectus supplement beginning on page S-7 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol	“QTTB”

The number of shares of our common stock to be outstanding immediately after this offering is based on 12,858,047 shares of our common stock outstanding as of December 31, 2025 and after giving effect to (i) 1,666,679 shares of common stock (the “RDO Common Stock Issuance”) issued to certain institutional investors on February 19, 2026 pursuant to a registered direct offering (the “2026 RDO”) and (ii) 2,326,952 shares of common stock (the “ATM Issuance”) sold through Cantor, as sales agent, since March 27, 2026 and through the date of this prospectus supplement, and excludes:

•	2,186,531 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2025 at a weighted-average exercise price of $2.82 per share;

•	317,213 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of December 31, 2025;

•	1,997,964 shares of common stock available for future issuance under our 2024 Stock Option and Incentive Plan (the “2024 Plan”) as of December 31, 2025;

•	242,813 shares of common stock available for future issuance under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”) as of December 31, 2025; and

•	18,144 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2025.

Unless otherwise stated, all information contained in this prospectus supplement reflects and assumes (a) no exercise of the outstanding options, settlement of unvested restricted stock units or exercise of outstanding warrants described referred to above after December 31, 2025 and (b) no exercise of the pre-funded warrants to purchase up to 1,025,654 shares of our common stock issued in the 2026 RDO (the “RDO Pre-Funded Warrants Issuance”) and reflects an assumed public offering price of $6.48, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 23, 2026.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and any such reports we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to our Common Stock and this Offering

You will experience immediate and substantial dilution in the net tangible book value of shares of common stock you purchase in this offering.

The shares sold in this offering will be sold from time to time at various prices. The price per share of our common stock sold in this offering may, at the time of sale, exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming that an aggregate of 11,574,074 shares of our common stock are sold at a price of $6.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 23, 2026, for aggregate gross proceeds to us of approximately $75,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.77 per share, representing the difference between our as-adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering, and the assumed offering price. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. See the section entitled “Dilution” below for a more detailed illustration of the foregoing.

We have broad discretion in the use of any net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering, if any, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time in one or more separate offerings in the future. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the sales agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Cantor in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

Our stock price is likely to be volatile. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, purchasers of our common stock could incur substantial losses. The market price for our common stock may be influenced by many factors, including:

•	the success of competitive drugs or technologies;

•	results of preclinical studies and clinical trials of our current or future product candidates or those of our competitors;

•	unanticipated safety concerns related to the use of any of our product candidates;

•	regulatory or legal developments in the U.S. and other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our current or future product candidates or clinical development programs;

•	the results of our efforts to discover, develop, acquire or in-license additional current or future product candidates or drugs;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	product liability claims or other litigation;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic, industry and market conditions, including inflation and potential tariffs; and

•	the other factors described in this prospectus supplement and listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.

The stock market in general, and the Nasdaq Capital Market and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to geopolitical events or public health crises, may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in this prospectus supplement, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, could have a significant and material adverse impact on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein include, but are not limited to, statements about:

•	our ability to achieve and sustain profitability in the future;

•	our strategies, prospects, plans, expectations or objectives of management for our future operations;

•	estimates of our future expenses, revenues, capital requirements, cash runway, and our needs for additional financing;

•	our estimates of and anticipated use of our existing cash, cash equivalents and marketable securities;

•	the progress, scope or timing of the development of our product candidates;

•	our expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of our product candidates, including bempikibart, and our anticipated milestones and timing therefor;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to achieve and maintain market acceptance and adoption of our product candidates;

•	the benefits that may be derived from any of our future products or the commercial or market opportunity with respect to any of our future products;

•	our ability to maintain patent protection for our product candidates and protect our intellectual property rights;

•	our ability to successfully compete against other companies developing similar products to ours;

•	our anticipated operations, financial position, ability to raise capital to fund our operations, revenues, costs or expenses;

•	our ability to continue to achieve benefits and improvements in connection with the strategic restructuring plan, including the reduction in force;

•	our ability to retain our key executives and to attract and retain highly qualified personnel;

•	our ability to successfully protect against cyber-attacks, security breaches and other disruptions to our information technology systems;

•	our ability to establish and maintain an effective system of internal controls over financial reporting;

•

the effect of unfavorable macroeconomic conditions or market volatility resulting from global economic conditions or geopolitical developments, including fluctuating interest rates and inflation and capital market disruptions, changes in governmental agencies, government shutdowns, international tariffs, trade protection measures, public health crises, economic sanctions and potential economic slowdowns or recessions, or similar events;

•	our reliance on third parties in the supply and manufacture of our product candidates;

•	the impact of applicable laws and regulations, whether in the U.S. or foreign jurisdictions, and any changes thereto;

•	our anticipated use of proceeds from this offering, if any;

•	the statements regarding our future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

We have included important factors in the cautionary statements included in this prospectus supplement, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or into which we may enter.

You should read this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the documents that we reference herein and therein and have filed or incorporated by reference as exhibits thereto, and to the registration statement of which this prospectus supplement and the accompanying prospectus are part, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time under this prospectus supplement. The amount of the net proceeds to us from this offering will depend upon the number of shares of our common stock sold and the price at which they are sold. As of the date of this prospectus supplement, we have sold an aggregate of $14,200,000 of shares of common stock under the prior prospectus supplement pursuant to the sales agreement with Cantor, but there can be no assurance that we will be able to continue to sell any shares under or fully utilize the sales agreement with Cantor.

We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and marketable securities for working capital purposes including expenses related to research, clinical development and commercialization efforts including for supporting the advancement of bempikibart into future clinical trials for the treatment of alopecia areata.

We cannot specify with certainty all of the particular uses for the net proceeds, if any, to be received upon the completion of this offering. Due to uncertainties inherent in the product development process, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. We may use our existing cash, cash equivalents and marketable securities to fund our operations, either of which may alter the amount of net proceeds used for a particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of clinical trials and the timing of regulatory submissions. Accordingly, we will have broad discretion in using the net proceeds of this offering, if any.

Pending the uses described above, we plan to invest the net proceeds of this offering, if any, in short- and immediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds , if any, for other purposes, and we will have broad discretion in the application of the net proceeds, if any.

DIVIDEND POLICY

We currently expect to retain all future earnings, if any, for use in the development, operation and expansion of our business. Any determination to pay cash dividends in the future will depend upon, among other things, our results of operations, plans for expansion, tax considerations, available net profits and reserves, limitations under law, financial condition, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of December 31, 2025 was approximately $42,014,000, or approximately $3.27 per share of common stock based upon 12,858,047 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of December 31, 2025.

After giving effect to the RDO Common Stock Issuance and the ATM Issuance and assuming the exercise in full of the pre-funded warrants pursuant to the RDO Pre-Funded Warrants Issuance in the 2026 RDO, our net tangible book value as of December 31, 2025 would have been approximately $66,148,000 or $3.70 per share of common stock. After giving effect to the RDO Common Stock Issuance and the ATM Issuance and assuming the exercise in full of the pre-funded warrants pursuant to the RDO Pre-Funded Warrants Issuance in the 2026 RDO, the sale of 11,574,074 shares of our common stock pursuant to this prospectus supplement in the aggregate amount of approximately $75,000,000 at an assumed offering price of $6.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 23, 2026, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $138,783,000, or $4.71 per share of common stock. This represents an immediate increase in net tangible book value of $1.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.77 per share to investors purchasing shares in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$6.48
As adjusted net tangible book value per share as of December 31, 2025 after giving effect to the RDO Common Stock Issuance, the ATM Issuance and the RDO Pre-Funded Warrants Issuance	$3.70
Increase in net tangible book value per share attributable to this offering	1.01

As adjusted net tangible book value per share after giving effect to this offering		$4.71

Dilution in net tangible book value per share to investors purchasing shares in the offering		$1.77

The table above assumes for illustrative purposes that an aggregate of 11,574,074 shares of our common stock are sold pursuant to this prospectus supplement at a price of $6.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 23, 2026, for aggregate gross proceeds of approximately $75,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $7.48 per share, assuming all of our common stock in the aggregate amount of $75,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $4.97 per share and would increase the dilution in net tangible book value per share to investors in this offering to $2.51 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price to $5.48 per share, assuming all of our common stock in the aggregate amount of $75,000,000 is sold at that price, would result in an adjusted net tangible book value per share after the offering of $4.40 per share and would decrease the dilution in net tangible book value per share to investors in this offering to $1.08 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding immediately after this offering is based on 12,858,047 shares of our common stock outstanding as of December 31, 2025 and after giving effect to the RDO Common Stock Issuance and the ATM Issuance, and excludes:

•	2,186,531 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2025 at a weighted-average exercise price of $2.82 per share;

•	317,213 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of December 31, 2025;

•	1,997,964 shares of common stock available for future issuance under our 2024 Plan as of December 31, 2025;

•	242,813 shares of common stock available for future issuance under our 2024 ESPP as of December 31, 2025; and

•	18,144 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2025.

To the extent that outstanding stock options are exercised, new stock options are issued, unvested restricted stock units are vested and settled, outstanding warrants or pre-funded warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor. Pursuant to this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 from time to time through or to Cantor, acting as sales agent or principal. A copy of the sales agreement was filed as an exhibit to the Current Report on Form 8-K filed on March 27, 2026, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of 3.0% of the sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $100,000 in connection with our entry into the sales agreement, as well as certain ongoing fees and disbursements. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $115,000.

Settlement for sales of shares of our common stock will occur on the trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, MA. Cantor is being represented in connection with this offering by Wilmer Cutler Pickering Hale and Dorr LLP, New York, NY.

EXPERTS

The consolidated financial statements of Q32 Bio Inc. appearing in Q32 Bio Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

We also make available free of charge on or through our website at www.q32bio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnishes it to the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	Our Current Reports on Form 8-K, filed with the SEC on February 17, 2026 and March 27, 2026; and

•

The description of our Common Stock contained in (i)  the Registration Statement on Form 8-A (File No. 001-38433), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on March 19, 2018, including any amendments or reports filed for the purpose of updating such description and (ii)  Exhibit 4.1-Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 10, 2026.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

Attn: Investor Relations

(781) 999-0232

Email: IR@q32bio.com

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.q32bio.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$200,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may offer from time to time, in one or more offerings, any combination of up to $200,000,000 in the aggregate principal amount of the following securities: common stock, preferred stock, debt securities, warrants, and units, or collectively, the securities. We may offer and sell these securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of these securities and information regarding the offering in which these securities will be offered will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. The prospectus supplements may add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis, on or off the Nasdaq Capital Market, or Nasdaq. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” section of this prospectus for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on Nasdaq under the symbol “QTTB.” On April 10, 2025, the closing price for our common stock, as reported on Nasdaq, was $1.68 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other exchange of the securities covered by the applicable prospectus supplement. As of the date of this prospectus, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $22.2 million, based on 12,197,615 outstanding shares of common stock on March 27, 2025, of which approximately 5,223,283 shares were held by affiliates, and a price of $3.18 per share, which was the price at which our common stock was last sold on Nasdaq on February 10, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

As of the date of this prospectus, we are a smaller reporting company as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” on page 6 of this prospectus.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus, in any applicable prospectus supplement and any related free writing prospectus, and in our Securities and Exchange Commission, or the SEC, filings that are incorporated by reference herein. You should read the entire prospectus carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this prospectus, we have no specific plans for selling the securities registered hereunder.

You should rely only on the information provided in this prospectus as well as the information incorporated by reference herein and any applicable prospectus supplement or amendment. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated herein or therein incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement or free writing prospectus may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information” or incorporated by reference herein as described under the heading “Incorporation of Certain Information by Reference.”

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively to Q32 Bio Inc., a Delaware corporation, and its consolidated subsidiaries (including Legacy Q32 (as defined herein)).

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward looking statements in this prospectus may include, for example, statements about:

•	our ability to achieve and sustain profitability in the future;

•	our strategies, prospects, plans, expectations or objectives of management for our future operations;

•	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

•	our estimates of and anticipated use of our existing cash, cash equivalents and marketable securities;

•	the progress, scope or timing of the development of our product candidates;

•	our expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of our product candidates, including bempikibart, and our anticipated milestones and timing therefor;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to achieve and maintain market acceptance and adoption of our product candidates;

•	the benefits that may be derived from any of our future products or the commercial or market opportunity with respect to any of our future products;

•	our ability to maintain patent protection for our product candidates and protect our intellectual property rights;

•	our ability to successfully compete against other companies developing similar products to ours;

•	our anticipated operations, financial position, ability to raise capital to fund our operations including our expected use of proceeds from our public offerings, revenues, costs or expenses;

•	our ability to evaluate and execute on strategic options for our tissue-targeted complement inhibitor platform, inclusive of ADX-097 and early-stage assets;

•	our ability to implement and achieve cost savings in connection with the strategic restructuring plan, including the reduction in force;

•	our ability to retain our key executives and to attract and retain highly qualified personnel;

•	our ability to successfully protect against cyber-attacks, security breaches and other disruptions to our information technology systems;

•	our ability to establish and maintain an effective system of internal controls over financial reporting;

•	the effect of uncertainties related to economic downturns, public health crises, and other macroeconomic conditions;

•	our reliance on third parties in the supply and manufacture of our product candidates;

•	the impact of applicable laws and regulations, whether in the U.S. or foreign jurisdictions, and any changes thereto;

•	the statements regarding our future economic conditions or performance, statements of belief and any statement of assumptions underlying any of the foregoing; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

Our Company

We are a clinical stage biotechnology company focused on developing novel biologics to effectively and safely restore healthy immune balance in patients with autoimmune and inflammatory diseases driven by pathological immune dysfunction. To achieve this goal of restoring homeostasis to a dysregulated immune system, we are advancing antibody-based therapeutic candidates designed to target two central pathways of adaptive and innate immunity. The adaptive immune system is largely composed of T- and B-cell mediated cellular and antibody responses; while the innate immune system is a first line of defense employing leukocytes such as monocytes, macrophages, neutrophils, dendritic cells and natural killer cells that are responsible for clearing pathogens and cellular debris, and modulating T- and B-cell function. We believe that targeting these key pathways of immune dysregulation in autoimmune and inflammatory diseases will deliver therapeutics for indications with clear unmet medical need in the near term, while enabling us to build a broad and diverse pipeline in the long term. We have multiple product candidates across a variety of autoimmune and inflammatory diseases.

Bempikibart (ADX-914), our most advanced product candidate, is a fully human anti–interleukin-7 receptor alpha, or IL-7Ra, antagonist monoclonal antibody designed to re-regulate adaptive immune function by blocking signaling mediated by interleukin-7, or IL-7, and thymic stromal lymphopoietin, or TSLP. We have completed two Phase 2a clinical trials evaluating bempikibart: SIGNAL-AA for the treatment of alopecia areata, or AA, and SIGNAL-AD for the treatment of atopic dermatitis, or AD. We are focused on the advancement of bempikibart for the treatment in AA.

ADX-097, a Phase 2 asset and the lead product candidate from our complement inhibitor platform, is a humanized anti-C3d monoclonal antibody, or mAb, fusion protein. ADX-097 is designed to restore complement regulation—an integral part of the innate immune system—through a tissue-targeted mechanism. ADX-097 is designed to inhibit alternative pathway complement activation locally in diseased tissues where complement-mediated pathology is actively manifest. We believe ADX-097 has the potential to drive improved clinical activity and address the limitations of the currently available systemic approaches to complement inhibition, including infection risk and the need for high drug doses and frequent administration, to achieve therapeutic levels of inhibition.

Additional discovery and earlier development efforts from our complement inhibitor platform include ADX-096, a C3d mAb – CR1 fusion protein which demonstrated preclinical data supportive of its use in ophthalmologic indications, as well as other C3d mAb fusions and nanobodies designed for tissue-targeted complement inhibition.

In February 2025, we announced a corporate restructuring to focus on the advancement of bempikibart for the treatment of patients with AA. As part of the restructuring, we discontinued the Phase 2 renal basket clinical trial of ADX-097 and are evaluating strategic options for our tissue-targeted complement inhibitor platform, inclusive of ADX-097 and early-stage assets, to prioritize the clinical development of bempikibart.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 10, 2017. Our principal executive office is located at 830 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (781) 999-0232. Our website address is https://www.q32bio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock is listed on Nasdaq under the symbol “QTTB.”

On March 25, 2024, Kenobi Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Homology Medicines, Inc., or Homology, completed its merger with and into Q32 Bio Operations Inc. (previously named Q32 Bio Inc. and referred to herein as Legacy Q32), with Legacy Q32 continuing as the surviving entity as a wholly-owned subsidiary of Homology. This transaction is referred to herein as the Merger. Homology changed its name to Q32 Bio Inc., and Legacy Q32, which remains as a wholly-owned subsidiary of ours, changed its name to Q32 Bio Operations, Inc. The Merger was effected pursuant to an Agreement and Plan of Merger, or the Merger Agreement, dated as of November 16, 2023, by and among Homology, Legacy Q32, and Merger Sub. Effective March 26, 2024, our common stock began trading on the Nasdaq Global Market under the trading symbol “QTTB.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

SECURITIES WE MAY OFFER

We may offer from time to time, in one or more offerings, any combination of up to $200,000,000 in the aggregate principal amount of the following securities at prices and on terms to be determined by market conditions at the time of offering: common stock, preferred stock, debt securities, warrants, and units. This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks factors incorporated herein by reference to our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from any sale of our securities offered by us under this prospectus. Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, expenses related to research, clinical development and commercial efforts and general and administrative expenses, acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC.

Our authorized capital stock consists of:

•	400,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share

Common Stock

Our common stock is listed on Nasdaq under the symbol “QTTB.”

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our restated certificate of incorporation. See below under “-Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws-Amendment of Charter Provisions.”

Rights Upon Liquidation. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Dividend

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. We have never declared or paid any cash dividends on our common stock. We do not intend to declare or pay cash dividends for the foreseeable future. We currently expect to retain all future earnings, if any, for use in the development, operation and expansion of our business. Any determination to pay cash dividends in the future will depend upon, among other things, our results of operations, plans for expansion, tax considerations, available net profits and reserves, limitations under law, financial condition, capital requirements and other factors that our board of directors considers to be relevant.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors have the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Homology’s outstanding voting stock.

Registration Rights

In connection with the Merger Agreement, Legacy Q32 entered into a subscription agreement in November 2023, or the Subscription Agreement, with certain investors to consummate their purchase of shares of Legacy Q32’s common stock for an aggregate purchase price of $42.0 million, or the Pre-Closing Financing. Pursuant to the Subscription Agreement, on March 25, 2024, we entered into a registration rights agreement, or the Registration Rights Agreement, with the investors in the Pre-Closing Financing. Under the Registration Rights Agreement, among other things, we agreed to register for resale certain shares of our common stock held by such investors from time to time, including shares of our common stock issued in the Merger in exchange for the shares of Legacy Q32 common stock issued in the Pre-Closing Financing.

Pursuant to the Registration Rights Agreement, we are obligated to prepare and file a shelf registration statement covering the resale of covered shares of our common stock within forty-five (45) calendar days following the closing of the Merger, subject to certain exceptions, pursuant to Rule 415 of the Securities Act. We also agreed to use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of the date that all registrable securities covered by such registration statement (a) have been sold, thereunder or pursuant to Rule 144 of the Securities Act, or Rule 144, or (b) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. The registration rights agreement also provides that we will pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of the Delaware law, our restated certificate of incorporation and amended and restated bylaws could make the following transactions more difficult: an acquisition by means of a tender offer; an acquisition by means of a proxy contest or otherwise; or the removal incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Homology outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of it. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our restated certificate of incorporation and amended and restated bylaws provide that, subject to the rights of holders of any series of preferred stock, no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote in the election of directors. Subject to the rights of holders of any series of preferred stock, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of directors then in office, unless our board of directors determines by resolution that any such vacancy or newly created directorship shall be filled by our stockholders.

Stockholders Not Entitled to Cumulative Voting

Our restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held

Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against it arising pursuant to any provision of the General Corporation Law of the State of Delaware or our restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. Our restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

In addition, our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock shall be deemed to have notice of and consented to this choice of forum provision.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon.

The provisions of Delaware law, our restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.

We may issue senior debt securities under an indenture, or the senior debt indenture, to be entered into between us and the trustee named in the senior debt indenture. We may issue subordinated debt securities under an indenture, or the subordinated debt indenture, and together with the senior debt indenture, the indentures, and each individually, an indenture, to be entered into between us and the trustee named in the subordinated debt indenture.

We have summarized certain terms and provisions of the indentures. The summary is not complete. Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions that may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The senior debt indenture and the subordinated debt indenture are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt.”

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.

Subordinated Debt

We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated debt indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series. The specific subordination terms will be set forth in a supplemental indenture to the subordinated debt indenture and described in the prospectus supplement for the relevant series of debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAXATION

The applicable prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market offerings,” negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent(s), dealer(s) or underwriter(s), if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or discounts or commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agents’ or underwriters’ compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(7).

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

If any securities are offered by us through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading market for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

The legality of any securities offered will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Q32 Bio Inc. appearing in Q32 Bio Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

We also make available free of charge on or through our website at www.q32bio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnishes it to the SEC. The website addresses are inactive textual references and except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

•	Current Reports on Form 8-K filed with the SEC on February 10, 2025 and March 10, 2025; and

•

The description of the Registrant’s Common Stock contained in (i)  the Registration Statement on Form 8-A (File No. 001-38433), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on March 19, 2018, including any amendments or reports filed for the purpose of updating such description and (ii)  Exhibit 4.1—Description of Securities to Amendment No. 1 to our Annual Report on Form 10-K/A, as filed with the SEC on April 12, 2024.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

Attn: Investor Relations

(781) 999-0232

Email: IR@q32bio.com

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor

April 24, 2026